Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We consent to the to the incorporation by reference in the Registration Statement (Form S-8) of Pointer Telocation Ltd.(the “Company”) registering 150,000 Ordinary Shares of the Company, issuabble pursuant to the Company’s Employee Shares Option Plan (2003), as amended, of our report dated March 1, 2006 with respect to the consolidated financial statements of the Company included in its Annual Report (Form 20-F), for the year ended December 31, 2005.

Kost Forer Gabbay & Kasirer A Member of Ernst & Young Global

Tel Aviv, Israel

Date: March 8, 2007

Consent of Independent Auditors

We have issued our Report dated February 3, 2006 accompanying the financial statements of Pointer Loclaizcion y Asistencia S.A. (previously named Tracsat S.A.) appearing in the Annual Report Of Pointer Telocation Ltd. included in the Annual Report on Form 20-F for the year ended December 31, 2005.

We consent to the to the incorporation by reference in the Registration Statement (Form S-8) of Pointer Telocation Ltd.(the “Company”) of our report dated February 3, 2006 with respect to the consolidated financial statements of the Company included in its Annual Report (Form 20-F), for the year ended December 31, 2005.

Grant Thornton Argentina S.C. Certified Public Accountants

Date: March 8, 2007

Consent of Independent Auditors

        We consent to the to the incorporation by reference in the Registration Statement (Form S-8) of Pointer Telocation Ltd.(the “Company”) of our report dated February 7, 2006 with respect to the consolidated financial statements of the Company included in its Annual Report (Form 20-F), for the year ended December 31, 2005.

Salles, Sainz - Grant Thornton, S.C. Certified Public Accountants

Date: March 8, 2007